EXHIBIT 10.7


                                   TRANSLATION



AT.AAT 3811/1997

                                                      JULY 17TH,1997

SUBJECT:  The announcement for the lease permises in CHAINGMAI AIRPORT

TO     :  Managing Director J.M.T DUTY FREE CO.,LTD.

REFERENCE: J.M.T DUTY FREE'S letter NO.S.CM 044/1997 dated May 6.1996

ENCLOSURE: 1 Sheet layout for 2nd floor of CHAINGMAI AIRPORT

     Reference to J.M.T. DUTY FREE'S letter to let the area for 2nd floor in CHAINGMAI AIRPORT for operated the office as per that inform.

     The Airports Authority of Thailand (AAT) has already consider and approved to the company, to leased permises for 2nd floor, inside the CHAINGMAI AIRPORT to use to for the office as per your requirment. AAT arrange the area of 39 SQ./M for the company to utilize (as per the details attached) effective from June 25th,1997 Until December 31st, 2001, having the rental rate and other changes for AAT to collect to the Company.


     1.For rental to use for the office amount 39 SQ./M 270 Baht per SQ./M per month it total 10,530 Baht (Ten Thousand Five Hundred Thirty Only).

     2.Household and land taxes at 12.50% of the monthly rent, of the amount 1,316.25 Baht (One Thousand Three Hundred Sixteen and 25/100 Only)

     3.Services for use of the Airport at 15% of the monthly rent, the amount 1,690.07 baht (One Thousand Six Hundred Ninety and 07/100 Only) already including Vat


     If the company agree on this Condition notified as the above, Please contact to MT the Legal Division, Administration Department, MT'S Office building

For your Information



                                              Sincerely Yours,



                                          (MR.BANCHA PATTAPORN)

                                        Duputy Managing Director

                                Acing on Behalf of the Managing Director








Legal Division, Administration Department

Tel. 535-1815

Fax. 535-5559




One page graphic ( floorplan) omitted.]